UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Effective October 3, 2016, PerkinElmer, Inc. (the “Company”) realigned its operating segments into the Diagnostics segment and the Discovery & Analytical Solutions segment, to better position the Company to grow in attractive end markets and expand share with its core product offerings through an improved customer focus, more value-add collaboration and breakthrough innovations.

On December 21, 2016, the Company entered into a Master Purchase and Sale Agreement with Varian Medical Systems, Inc. (“Varian”) under which the Company agreed to sell its Medical Imaging business to Varian, and the Company has placed the Medical Imaging business into discontinued operations.

The Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2017 will be the Company’s first periodic report to reflect the Company’s new segment structure and the exclusion of the Company’s Medical Imaging business from continuing operations. The Company has made available on the Investor Relations section of its website (ir.perkinelmer.com) unaudited historical financial data for the twelve months ended January 3, 2016 and the three months ended March 29, 2015, June 28, 2015, October 4, 2015, January 3, 2016, April 3, 2016, July 3, 2016 and October 2, 2016, respectively, that retrospectively reflect the Company’s new segment structure and the exclusion of the Company’s Medical Imaging business from continuing operations.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: January 31, 2017	By:	/s/ John L. Healy
John L. Healy Vice President and Assistant Secretary